UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012 (December 26, 2012)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On December 26, 2012, the Board of Directors (“Board”) of Primus Telecommunications Group, Incorporated (the “Company”) appointed Peter D. Aquino to serve as the Company’s Executive Chairman of the Board, effective January 1, 2013. Mr. Aquino will be leading the Company’s corporate strategy and initiatives. On the same day, the Board appointed Andrew Day as the President and Chief Executive Officer of the Company, effective as of January 1, 2013. Mr. Day will be managing the daily operations of the Company’s various business segments.

Andrew Day, 47, had been serving as the Company’s North America CEO for the past year. Prior to holding this position, since June 2009, Mr. Day was the Chief Operating Officer of the Company’s Canadian business unit. Mr. Day joined the Company in 1999 and has held various senior positions within the Company, including managing the marketing, sales and operations departments. Prior to joining the Company, Mr. Day has held a range of marketing, business development and finance positions with major international companies including AT&T, Gillette and Xerox. Mr. Day has an Honours Bachelor of Commerce from McMaster University, and is a Certified Management Accountant.

The information called for in Item 5.02(c)(3) of Form 8-K with respect to Mr. Day has not been determined at the time of this filing. The Company will file an amendment to this Form 8-K containing such information when this information is available.

On December 31, 2012, the Company issued a press release announcing Mr. Aquino’s and Mr. Day’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 31, 2012, announcing appointment of Peter D. Aquino as Executive Chairman and Andrew Day as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated (Registrant)

Date: December 31, 2012	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz